UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 1, 2013

PINACLE ENTERPRISE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

__________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on June 25, 2013, we entered into an Agreement of Merger and Plan of Reorganization with Alkame Water, Inc., a privately held Nevada corporation (“Alkame Water”), and Alkame Acquisition Corp. (“Alkame Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Alkame Sub merged with and into Alkame Water (the “Merger”) on June 26, 2013, with the filing of Articles of Merger with the Nevada Secretary of State.

As a result of the Merger, our board of directors has decided to change our fiscal year end from January 31 to December 31. Accordingly, we will file our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 with the SEC on or before March 31, 2014. As the transition period covers one month or less, in accordance with the SEC’s transition report rules as set forth in Rule 13a-10, we need not file a separate transition report and our next Quarterly Report on Form 10-Q will contain the necessary financial information for the transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinacle Enterprise, Inc.

/s/ Robert Eakle

Robert Eakle

President and Chief Executive Officer

Date: August 1, 2013

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